Execution Copy

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DEPOSIT AGREEMENT

Dated as of ______________, 2004

among

SHIN CORPORATION PUBLIC COMPANY LIMITED

AND

THE BANK OF NEW YORK,

as Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

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DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of ___________, 2004, among Shin Corporation Public Company Limited, a company incorporated under the laws of the Kingdom of Thailand (herein called the "Company"), THE BANK OF NEW YORK, a New York banking corporation (herein called the "Depositary"), and all Owners and Holders (each as defined herein) from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Bangkok, Thailand office of the Siam Commercial Bank Public Company Limited, the Custodian (as hereinafter defined), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

1.

  DEFINITIONS.

1.1.

Defined Terms.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

"Additional Securities" shall have the meaning set forth in Section 5.07.

"Alien Board Shares" shall mean ordinary shares of the Company which may be held and traded by non-Thai nationals.

"American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

"Baht" or "THBH" shall mean the lawful currency of the Kingdom of Thailand.

"Commission" shall mean the Securities and Exchange Commission of the United States of America or any successor governmental agency in the United States of America.

"Company" shall mean Shin Corporation Public Company Limited, incorporated under the laws of the Kingdom of Thailand, and its successors.

"Corporate Trust Office," when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.  If the address of the Corporate Trust Office changes after the date of this Deposit Agreement, the Depositary will give written notice to the Company.

"Custodian" shall mean the Bangkok, Thailand office of the Siam Commercial Bank Public Company Limited, as agent of the Depositary for the purposes set forth in this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term "Custodians" shall mean all of them, collectively.

"deposit", "deliver", "execute", "issue", "register", "surrender", "transfer", "withdraw" or "cancel" when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under the laws of the Kingdom of Thailand to effect transfers of securities and not to the physical transfer of certificates representing the Shares.

"Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

"Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder.

"Deposited Securities" as of any time shall mean all Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

"Dollars" and "US$" shall mean United States dollars or such other lawful currency of the United States of America.

"Foreign Registrar" shall mean the Stock Exchange of Thailand, a legal entity organized under the laws of the Kingdom of Thailand, which carries out the duties of registrar for the Shares or any successor as registrar for the Shares of the Company or the Share Depository Center thereof.

"Holder" shall mean any Person who may have a beneficial interest in a Receipt.

"Owner" shall mean the Person in whose name a Receipt is registered on the books of the Depositary or Registrar, if any maintained for such purpose.

"Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

"Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement.

"Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided and shall include any co-Registrar appointed by the Depositary upon the request or with the approval of the Company for such purposes.

"Restricted Securities" shall mean Shares or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under such Act or both, or which are held by an officer, director (or Persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States of America, the Kingdom of Thailand or under a shareholder agreement or the Memorandum or Articles of Association of the Company.

"Section" shall mean a section of this Deposit Agreement.

"Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

"Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

"Share Depository Center" shall mean the central registrar of the Stock Exchange of Thailand providing for scripless trading of Thai listed securities.

"Shares" shall mean Alien Board Shares in registered form of the Company, par value THBH 1 each, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or interim certificates representing such Shares.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance.  If there shall occur any change in par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification of such exchange or conversion.

2.

  FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

2.1.

Form and Transferability of Receipts.

The Receipts shall be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for Receipts shall have been appointed, and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may, with the prior written consent of the Company and upon the written request of the Company be endorsed with or have incorporated in the text thereof such legends, recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Company to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Subject to any limitation set forth in a Receipt, title to such Receipt (and to the American Depositary Shares evidenced thereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the law of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the Person entitled to any distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of a Receipt unless such Holder is the Owner thereof.

2.2.

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodians, together with all such certifications and payments as may be required by the Depositary or the Custodians in accordance with the provisions of this Deposit Agreement, and any opinion or opinions of counsel reasonably requested by the Company, the Depositary or a Custodian and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental body in the Kingdom of Thailand, if any, which is then performing the function of currency exchange control, as well as by any other necessary or relevant government agency.  If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may be, but need not be, the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend, or right to subscribe for additional Shares or to receive other property which any Person in whose name the Shares are or have been recorded may thereafter receive upon, or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request, risk and expense of any Person wishing to deposit Shares, and for the account of such Person, the Depositary may, if Shares are in certificated form, receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of Shares to be deposited hereunder, which delivery may be accomplished through the scripless trading of the Share Depository Center, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, make arrangements for the Company (or the appointed agent of the Company for transfer and recordation of Shares, which may be, but need not be, the Foreign Registrar or the Share Depository Center), for transfer and recordation of the Shares being deposited in the name of The Bank of New York (Nominees) Limited, a company incorporated and registered under the laws of the United Kingdom.

Anything to the contrary contained herein notwithstanding, the only type of Shares of the Company that will be accepted for deposit and that are deliverable upon withdrawal are those so-called "Alien Board Shares" which are Shares of the Company which may be held and traded by non-Thai nationals, or any equivalent mechanism which clearly defines the acquisition, ownership and sale of Shares by non-Thai nationals, provided that if the Stock Exchange of Thailand or the government of the Kingdom of Thailand introduces a change which would allow non-Thai nationals to own Shares other than Alien Board Shares, or any equivalent mechanism, without violating any Thai laws generally applicable thereto, the Company in its sole discretion may authorize the Depositary in writing to take advantage of such change or liberalizing measure, by allowing for the deposit of such non-Alien Board Shares or otherwise as shall be determined in the sole discretion of the Company.

Anything herein contained to the contrary notwithstanding, the number of Shares on deposit hereunder shall not exceed 25% of the total number of Shares outstanding from time to time (which total number of Shares outstanding is currently approximately 2,938,479,400), and the Company shall from time to time inform the Depositary in writing of any increase or decrease in such total number; provided, however, that, notwithstanding any such decrease, the Depositary shall be under no obligation to cause a corresponding decrease in the number of Shares on deposit hereunder.  The Depositary shall not be responsible for any change in the limit of Shares to be accepted for deposit hereunder until it has received actual notice of such change in writing from the Company and has had a reasonable opportunity to so notify the Custodian.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

2.3.

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 (and in addition, if the transfer books of the Company or, if applicable, of the Foreign Registrar are open), the Depositary may require a proper acknowledgment or other evidence from the Company (at the cost and expense of the Person making such deposit or the Person for whose benefit such deposit is made) satisfactory to the Depositary that any Deposited Securities have been recorded upon the books of the Company or the appointed agent of the Company for the transfer and recordation of Shares, which may, but need not be, the Foreign Registrar, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the Person or Persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby.  Such notification shall be made by letter or, at the request, risk and expense of the Person making the deposit, by air courier, cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the Person or Persons named in the notice delivered to the Depositary, a Receipt or Receipts evidencing in the aggregate the number of American Depositary Shares to which such Person or Persons are entitled, registered in the name or names and representing any authorized number of American Depositary Shares requested by such Person or Persons, but only upon payment by such Person or Persons to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

2.4.

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall without unreasonable delay register transfers on its transfer books from time to time of a Receipt, upon any surrender of such Receipt, by the Owner thereof in person or by duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the Person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts as designated transfer offices on behalf of the Depositary.  Any such co-transfer agent may be removed upon the reasonable request or with the approval of the Company.  Each co-transfer agent appointed under this Section 2.04 shall give notice in writing to the Company and the Depositary accepting each appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or Persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

2.5.

Surrender of Receipts and Withdrawal of Shares.

Upon surrender of a Receipt at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary provided in this Deposit Agreement, any applicable taxes and governmental charges payable in connection with such surrender, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to such Owner or upon such Owner's order, of the amount of Deposited Securities at the time represented by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (i) (a) certificates in the name of such Owner or as ordered by him or (b) certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (ii) any other securities, property and cash to which such Owner is then entitled in respect of such Receipt.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and, if the Depositary requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a Person or Persons designated in such order.  Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the Bangkok, Thailand office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the Person or Persons designated in any order required to be delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may additionally make delivery to such Person or Persons at the Corporate  Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, and provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title, if any, for the Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

2.6.

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian or any Registrar or co-Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement including, without limitation, Section 7.07 hereof.

After consultation with the Company, if outside the ordinary course of business, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or, if applicable, of the Foreign Registrar, specifically, the Share Depository Center) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason subject to Section 7.07 of this Deposit Agreement.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder, unless a registration statement is in effect as to such Shares.

2.7.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond, and shall have satisfied any other reasonable requirements as may be imposed by the Depositary.

2.8.

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.  The Depositary is authorized to destroy Receipts in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

2.9.

Pre-Release of Shares and Receipts.

The Depositary may issue Receipts against delivery by the Company (or any agent of the Company recording Share Ownership) of rights to receive Shares from the Company (or any such agent of the Company).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the Person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Share or Receipts, as the case may be, that is inconsistent with the transfer of beneficial Ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all time fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

2.10.

Maintenance of Records.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

3.

  CERTAIN OBLIGATIONS OF OWNERS.

3.1.

Filing Proofs, Certificates and Other Information.

Any Person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, the identity of the Person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may be, but need not be, the Foreign Registrar, specifically, the Share Depository Center) of the Shares presented for deposit or other information, and to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall, upon the request and at the expense of the Company, provide the Company in a timely manner with copies of all such proofs, certificates and written representations and warranties provided to the Depositary under this Section 3.01.

3.2.

Liability of Owner for Taxes and Other Governmental Charges.

If any tax or other governmental charges shall become payable by the Depositary or a Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by any Receipt, the amount of such tax or other governmental charges shall be payable to the Depositary by the Owner of such Receipt.  The Depositary may refuse, and the Company shall be under no obligation, to effect the registration of any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.

3.3.

Warranties on Deposit of Shares.

Every Person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares and that the Person making such deposit is duly authorized so to do.  Every such Person shall also be deemed to represent that the deposit of Shares or sale of Receipts by such Person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of such Shares and issuance of such Receipts.

3.4.

Disclosure of Interests.

The Company may from time to time request Owners or former Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other Persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section whether or not such Person is still an Owner at the time of such request.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

4.

  DEPOSITED SECURITIES.

4.1.

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute as promptly as practicable the amount thus received (net of the fees of the Depositary as provided in Section 5.09 which shall be solely the obligation of the Owners entitled to such dividend or distribution) to such Owners, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owner on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent shall remit to the appropriate governmental agency in the Kingdom of Thailand all amounts withheld and owing to such agency.  The Depositary shall remit to the appropriate governmental agency in the United States of America all amounts withheld and owing to such agency.  The Depositary shall forward to the Company or its agent such information from its records as the Company may request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

4.2.

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, a Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

4.3.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions described in Section 4.01.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

4.4.

Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners entitled thereto or in disposing of such rights on behalf of such Owners and making the net proceeds available in Dollars to such Owners or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to any Owners nor dispose of such rights and make the net proceeds available to such Owners, then the  Depositary shall allow the rights to lapse; provided, however, that if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

4.5.

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars distributed to the Owners entitled thereto, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (net of any reasonable and customary conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants and/or instruments.  Such distribution shall be made in proportion to the number of American Depositary Shares representing Deposited Securities held respectively by such Owners and entitling them to such Dollars.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not  convertible on a reasonable basis into Dollars distributable to the Owners entitled thereto, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

4.6.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date as near as practicable to the record date set by the Company for the Deposited Securities, for the determination of which Owners shall be entitled, as the case may be, to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights (if any) at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend, such distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

4.7.

Voting of Deposited Securities.

UNTIL THE DEPOSITARY RECEIVES WRITTEN NOTICE FROM THE COMPANY TO THE CONTRARY, OWNERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY SHARES WILL NOT BE ENTITLED TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS PERTAINING TO SUCH SHARES.  UPON RECEIPT BY THE DEPOSITARY OF SUCH NOTICE TO THE CONTRARY, THEN AND THEREAFTER THE REMAINING PROVISIONS OF THIS SECTION SHALL APPLY.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, containing the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that each Owner at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the Memorandum and Articles of Association of the Company and the terms of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares evidenced by such Owner’s Receipts and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a Person designated by the Company.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Company and the terms of or governing Deposited Securities to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

4.8.

Changes Affecting Deposited Securities.

Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent (in addition to existing Deposited Securities), the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, upon consultation with the Company, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

4.9.

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office (i) this Deposit Agreement and (ii) any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also, upon written request, send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06.  To the extent required under Rule 12g3-2(b) or otherwise under the Securities Exchange Act of 1934, such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English or, where permitted by such Rule, summarized in English.

4.10.

Lists of Owners, etc.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless agreed otherwise in writing by the Depositary and the Company), furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of American Depositary Shares by all Persons in whose names Receipts are registered on the books of the Depositary.  Any other transfer records maintained by the Depositary, the Registrar, and co-Registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Company upon reasonable request.

4.11.

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

4.12.

Forwarding of Information.

The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

5.

  DEPOSITARY, CUSTODIAN AND COMPANY.

5.1.

Maintenance of Office and Transfer Books by Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with the Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.  Each Owner agrees to request such inspection only in connection with such business or such a matter.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the written request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States of America, the Depositary shall act as Registrar or with the approval of the Company appoint a Registrar or one or more co-Registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

Such Registrar or co-Registrars may be removed upon the request or with the approval of the Company, provided that The Bank of New York may be so removed only if it is also removed at the same time under Section 5.04.  Each Registrar and co-Registrar appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

The Company shall have the right on reasonable notice to the Depositary and during the Depositary's normal business hours to inspect transfer and registration records of the Depositary, take copies thereof and to require the Depositary, the Registrar and any co-Registrars, at the Company's expense, to supply copies of such portions of such records as the Company may reasonably request.

5.2.

Prevention or Delay in Performance by Depositary or Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder, if by reason of any provision of any present or future law or regulation of the United States of America or the Kingdom of Thailand or any other country, or of any other governmental or regulatory authority, or stock exchange, or by reason of any provisions, present or future, of the Memorandum or Articles of Association of the Company, or by reason of any terms of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of an act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing contemplated by the terms of this Deposit Agreement or Deposited Securities it is provide shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing contemplated by the terms of this Deposit Agreement it is provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or because of applicable law, such distribution or offering may not be made available to all or certain Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, without any liability of the Depositary or the Company to any Owner or Holder or any other Person.

5.3.

Obligations of Depositary, Custodian and Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Holders or any other Persons, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owners or any other Persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or non-action by either of them in reliance upon the advice of or information from legal counsel, accountants, any Person presenting Shares for deposit, any Owner or Holder, or any other Person believed by either of them in good faith to be competent to give such advice or information including but not limited to, any such action or non-action based upon any written notice, request, direction or other document believed by either of them to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is in good faith.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

5.4.

Resignation and Removal of Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by 120 days written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver nominal ownership in the Deposited Securities to such successor with the beneficial ownership to remain vested in the Owners, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

5.5.

Custodian.

The Depositary has initially appointed the Siam Commercial Bank Public Company Limited as custodian and agent of the Depositary for the purposes of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it for the purposes of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute  custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interests of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instructions of the Depositary.  Each substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

5.6.

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit or to cause its agent to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company shall arrange or cause its agent to arrange for prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares; provided that if at any time there is more than one Custodian, the Company, after consultation with the Depositary, shall select one Custodian who shall be the only Custodian to whom any notices and any other reports and communications required to be transmitted by the Company to the Custodian pursuant to this Section 5.06 need be sent.  To the extent required by Rule 12g3-2(b) or otherwise under the Securities Exchange Act of 1934, all notices and other reports and communications transmitted by the Company to the Custodian and the Depositary pursuant to this Section 5.06 shall be in English or, where permitted by such Rule, summarized in English.  If requested in writing by the Company, the Depositary shall arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all of the Owners.  The Company shall timely provide the Depositary with the quantity of such notices, reports and communications as are requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

5.7.

Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities (collectively, the "Additional Securities") the Company shall promptly furnish to the Depositary a written opinion from counsel for the Company in the United States of America, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue or distribution are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights.  If in the opinion of such counsel a registration statement under the Securities Act of 1933 is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act of 1933 in effect which will cover such issuance or distribution of securities or rights.

In the event that such registration under the Securities Act of 1933 would be required in connection with any such distribution, the Company shall have no obligation to effect such registration but may alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary to take reasonable specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such Act.  In the absence of such registration, or if the Company advises the Depositary that it elects not to furnish the Depositary with the written opinion of counsel described in the preceding paragraph, the Depositary may dispose of such Additional Securities and make the net proceeds of such disposition available to Owners as provided hereinabove.

In the event of any issuance of Additional Securities, the Company shall have no obligation to register such Additional Securities under the Securities Act of 1933 and, to the extent the Company in its discretion deems it necessary or advisable in order to avoid any requirement to register such Additional Securities under the Securities Act of 1933, may prevent Owners in the United States of America from purchasing any such Additional Securities (whether pursuant to pre-emptive rights or otherwise) and direct the Depositary not to accept any Shares for deposit for such period of time following the issuance of such Additional Securities and to adopt such other specific measures as the Company may reasonably request in writing.

The Company agrees with the Depositary that neither the Company nor any company affiliated with the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company affiliated with it, unless a registration statement is in effect as to such Shares under the Securities Act of 1933.  As used in this paragraph, the term "affiliated" shall have the same meaning as in Rule 405 under the Securities Act of 1933.

The Depositary shall make reasonable efforts to comply with the written instructions of the Company not to accept knowingly for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions, in order to facilitate the Company's compliance with the securities laws of the United States of America.

5.8.

Indemnification.

The Company agrees to indemnify the Depositary and any Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, or any of their respective directors, employees, agents or affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Company shall not indemnify the Depositary or any Custodian and any of their respective directors, employees, agents and affiliates against any liability or expense arising out of information relating to the Depositary or such Custodian, as the case may be, furnished in a signed writing to the Company, executed by the Depositary or such Custodian, expressly for use in any registration statement, prospectus or preliminary prospectus relating to any Deposited Securities represented by the American Depositary Shares.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates arising out of the negligence or bad faith of any of them.

Any Person seeking indemnification hereunder (an "indemnified person") shall notify the Person from whom it is seeking indemnification (the "indemnifying person") of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

5.9.

Charges of Depositary.

The Company agrees to pay the fees and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any Person depositing or withdrawing Shares or by any Person surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03), whichever applicable:  (i) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03, the execution and delivery of Receipts pursuant to Section 4.03, the surrender of Receipts pursuant to Section 2.05, and the making of any cash distribution pursuant to this Deposit Agreement, including but not limited to Sections 4.01 through 4.04 hereof, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or of the Foreign Registrar (including the Share Depository Center) and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (iv) such cable, telex and facsimile transmission expenses as are expressly provided for in this Deposit Agreement, (v) such reasonable and customary expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (vi) a fee not in excess of US$5.00 per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt, (vii) a fee of US$.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including but not limited to Sections 4.01 through 4.04, and (viii) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

5.11.

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

5.12.

List of Restricted Securities Owners.

From time to time, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those Persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the Persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

6.

 AMENDMENT AND TERMINATION.

6.1.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner and Holder at the time any amendment so becomes effective shall be deemed, by such Owner or Holder continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

6.2.

Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges), and as provided in the final sentence of this Section.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.  The obligations and rights of the Depositary and Custodian under Section 5.08 shall survive the termination of this Deposit Agreement.

7.

  MISCELLANEOUS.

7.1.

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Holder of a Receipt during business hours.

7.2.

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other Person.

7.3.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

7.4.

Owners and Holders as Parties; Binding Effect.

Each Owner and Holder of a Receipt from time to time shall be a party to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof to the same extent and with the same effect as if such Owner or Holder were an actual signatory hereto.

7.5.

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Shin Corporation Public Company Limited, 414 Shinawatra Tower Phahon Yothin Road Samsen Nai Phaya Thai, Bangkok 10400 Thailand Attention: Panya Thongchai, Assistant Vice President, Group Investor Relations or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

7.6.

Governing Law.

THIS DEPOSIT AGREEMENT AND THE RECEIPTS SHALL BE INTERPRETED AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CHOICE OF LAW THEREOF.

7.7.

Compliance with United States Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that neither of them will exercise any rights either of them has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I (A)(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

7.8.

Prohibition of Assignment.

The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Company.

IN WITNESS WHEREOF, SHIN CORPORATION PUBLIC COMPANY LIMITED and THE BANK OF NEW YORK have duly executed this Agreement as of the day and year first set forth above and each Owner and Holder of a Receipt shall become a party hereto upon acceptance by him of Receipts issued in accordance with the terms hereof to the same extent and with the same effect as if such Owner or Holder were an actual signatory hereto.

SHIN CORPORATION PUBLIC COMPANY LIMITED

By: ___________________________

Name:

Title:

By:_____________________________

Name:

Title:

THE BANK OF NEW YORK

By:___________________________

Name:

Title: